UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 25, 2011

First BanCorp.
__________________________________________
(Exact name of registrant as specified in its charter)

Puerto Rico	001-14793	66-0561882
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1519 Ponce de Leon Ave., PO Box 9146, San Juan, Puerto Rico		00908-0146
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	787-729-8041

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 25, 2011, the Corporation approved an amendment to the agreement (the "Services Agreement") it entered into with Martinez, Odell & Calabria (the "Law Firm") in February 2006 in connection with the Corporation's execution of an employment agreement with Lawrence Odell relating to his retention as Executive Vice President and General Counsel of the Corporation and its subsidiaries. Mr. Odell’s employment agreement provides that, on each anniversary of the date of commencement, the term of such agreement is automatically extended for an additional one (1) year period beyond the then-effective expiration date and that Mr. Odell will remain a partner at the Law Firm during the term of his employment. The Services Agreement provides for the payment by the Corporation to the Law Firm of $60,000 per month as consideration for the services rendered to the Corporation by Mr. Odell. The Services Agreement had an original term of four years and was amended on January 29, 2010 for the purposes of extending its expiration date through February 14, 2011. In light of the automatic extension of Mr. Odell’s employment agreement, on January 25, 2011, the Corporation approved a further amendment to the Services Agreement for purposes of extending its term through February 14, 2012, unless earlier terminated.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First BanCorp.

January 31, 2011	By:	Orlando Berges

Name: Orlando Berges
Title: EVP and Chief Financial Officer